UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 22, 2015

Capital Southwest Corporation
(Exact name of registrant as specified in its charter)

Texas	814-00061	75-1072796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	972-233-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) On June 22, 2015, Samuel B. Ligon, a director of Capital Southwest Corporation (the “Company”), advised the Company that he plans to retire and will not stand for re-election to the Board of Directors of the Company (the “Board”) when his term expires at the Company’s 2015 annual meeting of shareholders (the “Annual Meeting”). Mr. Ligon’s retirement from the Board will be effective at the conclusion of the Annual Meeting. Mr. Ligon has served on the Board since 2003. Mr. Ligon’s decision to retire and not stand for re-election was not the result of any disagreement with the Company or its management.

The Board will reduce the number of directors from seven to six directors, effective upon the expiration of the current terms of the directors of the Company immediately prior to the Annual Meeting. As a result, six directors will be elected at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2015
By:	/s/ Joseph B. Armes

Name: Joseph B. Armes
Title: Chairman of the Board
Chief Executive Officer and President